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                                                                     Exhibit 5.1


             [LETTERHEAD OF VAN VALKENBERG FURBER LAW GROUP P.L.L.C.]


                                  May 28, 1997


ARIS Corporation
Fort Dent One, Suite 250
6720 Fort Dent Way
Seattle, Washington  98188-2555

Ladies and Gentlemen:

          We have acted as counsel to you in connection with the proceedings for the authorization and issuance by ARIS Corporation, a Washington corporation (the "Company"), of up to 2,000,000 shares (the "Company Shares") and 20,800 shares (the "Selling Shareholder Shares") of the Company's common stock, without par value per share (the "Common Stock"), together with an additional 300,000 shares of Common Stock if and to the extent the underwriters exercise an over-allotment option granted by the Company (the "Over-Allotment Shares"), and the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Company Shares, the Selling Shareholder Shares and the Over-Allotment Shares (collectively, the "Shares").

          We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

     (b) due execution by the Company and registration by its registrar of the Shares,

     (c) the offering and sale of the Shares as contemplated by the Registration Statement, and

     (d) receipt of the consideration required for the Shares contemplated by the Registration Statement,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the
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May 28, 1997
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reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                         Very truly yours,

                         /s/  Van Valkenberg Furber Law Group P.L.L.C.